                                                                   EXHIBIT 10.15

           AMENDED AND RESTATED MANAGEMENT ADVISORY SERVICES AGREEMENT

     THIS AMENDED AND RESTATED MANAGEMENT ADVISORY SERVICES AGREEMENT ("Agreement"), effective as of the 29th day of May, 1998 (the "Effective Date"), by and between MENTMORE HOLDINGS CORPORATION, a Delaware corporation ("Mentmore") and STELLEX INDUSTRIES, INC., a Delaware corporation, TSMD ACQUISITION CORP., a Delaware corporation, STELLEX MICROWAVE SYSTEMS, INC. (formerly W-J TSMD Inc.), a California corporation, STELLEX AEROSPACE HOLDINGS, INC., a Delaware corporation, MONITOR AEROSPACE CORPORATION, a New York corporation, MONITOR MARINE PRODUCTS, INC., a New York corporation, MONITOR AEROSPACE INTERNATIONAL CORP., a New York corporation, KII HOLDING CORP., a Delaware corporation, KII ACQUISITION CORP., a Delaware corporation, STELLEX AEROSPACE (formerly KLEINERT INDUSTRIES, INC.), a California corporation, PARAGON PRECISION PRODUCTS, a California corporation, BANDY MACHINING INTERNATIONAL, a California corporation, SCANNING ELECTRON ANALYSIS LABORATORIES, INC., a California corporation, and GENERAL INSPECTION LABORATORIES, INC., a California corporation (hereinafter, collectively, the "Companies") amends and restates that certain Management Advisory Services Agreement between Mentmore and certain of the Companies dated July 1, 1997, as amended and restated November 1, 1997.

     WHEREAS, the Companies are engaged in the aerospace, defense, and space industries; and

     WHEREAS, the Companies desire to engage Mentmore for the purpose of providing certain staff and services, including management advisory, consulting and other services and facilities to the Companies and Mentmore desires to provide such staff, services and facilities upon the terms and conditions stated herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   MANAGEMENT ADVISORY SERVICES.

     A. The Companies hereby engage Mentmore to provide to the Companies executive management advisory, consulting and other services including, but not limited to:


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          1) strategic planning, financial planning, accounting and financial reporting services oversight and review, including expertise and assistance in financial presentation and planning and such services as are reasonably necessary for the Companies to comply with its financial reporting obligations to third parties, including report preparation, compliance with generally accepted accounting principles ("GAAP"), footnote disclosure, compilation and review;

          2) consulting, expertise and assistance with respect to traditional treasury functions (including cash management and managing the Companies' relationships with its lenders, monitoring the Companies' compliance with current lender requirements, monitoring of debt covenants, negotiation of waivers and exceptions, monitoring of cash flow and negotiations of lines of credit and other credit facilities);

          3) general business development services; and

          4) oversight and review required for all federal, state and local tax preparation, planning and audits.

     B. Mentmore agrees to provide such services to the Companies through the use of Mentmore employees or agents who Mentmore reasonably deems to be qualified to provide such services. Mentmore shall have the right to determine the manner in which it shall perform its responsibilities and provide the services required hereunder.

     2.   COMPENSATION.

     A. In consideration of the performance of such services as are contemplated hereunder, the Companies agree to pay to Mentmore during the term of this Agreement annual base compensation (hereinafter the "Base Compensation") in the aggregate amount of (i) ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) per annum, plus (ii) from and after January 1, 1999, an amount equal to one per cent (1%) of the Companies' total consolidated sales in any fiscal year less the amounts paid pursuant to (a), above.

     B. The Base Compensation shall be payable by the Companies to Mentmore in equal monthly installments payable on the 1st day of each calendar month during the term hereof, the first monthly installment to be due and payable on June 1, 1998. That portion of the Base Compensation payable under 2, A(ii), above shall be estimated by the parties for purposes of calculating the monthly installments hereunder and adjustments paid to the appropriate party(ies) within ten (10) days after the Companies' audited financial statements for each fiscal year are prepared. All unpaid monthly installments of Base Compensation shall bear interest compounded annually at the lesser of: (i) a per annum rate equal to the Prime Rate adjusted on the first business day of each calendar quarter for so long as any amounts remain unpaid hereunder, or (ii) the maximum rate allowed by law until such time as such installment(s) are paid. The "Prime Rate" shall mean the rate of interest reported as the prime rate from time to time in The Wall Street


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Journal newspaper (or its successor in interest) in its "Money Rates" column;
provided, however, if more than one rate or a range of rates are reported as the prime rate, then the higher or highest of such rates shall be considered the Prime Rate.

     C. The parties hereto agree to re-negotiate such annual rate of Base Compensation in the event that, as a result of the acquisition by the Companies of other companies or businesses, or otherwise, there is a material increase in the level of services and responsibilities of Mentmore hereunder.

     3.   BUSINESS EXPENSES; WORKING FACILITIES.

     A. During the term hereof, the Companies agree to pay or promptly reimburse Mentmore for the aggregate of all direct and indirect costs which are incurred or accrued by Mentmore or its employees or agents and which are, in the reasonable business judgment of Mentmore, necessary for the performance of its responsibilities and the rendering of the services required hereunder, including, but not limited to:

          1) all operating expenses (such as office costs, travel and entertainment);

          2) overhead costs (such as costs for office space and assets);

          3) fees and other amounts paid to third parties;

          4) any and all costs incurred or accrued in connection with the termination or maintenance of any services or expenses incurred under this Agreement that Mentmore in its business judgment no longer considers appropriate or useful to the long term benefit of the Companies; and

          5) an appropriate allocation for all costs incurred to acquire or place in service and to thereafter utilize and maintain capital assets (hereinafter, "Common Fixed Assets") that Mentmore uses in connection with the performance of its responsibilities and the rendering of the services required hereunder which capital assets are used for the common benefit of the Companies as well as other companies or entities which are also managed by Mentmore (individually an "Affiliated Corporation" and, collectively, the "Affiliated Companies").

     B. Examples of Common Fixed Assets contemplated by subparagraph (5) above would include, but not be limited to, the purchase, use and maintenance of a corporate airplane, corporate office(s) and apartment(s) or corporate automobiles. The costs and expenses for Common Fixed Assets would be allocated among the Affiliated Companies, as follows:

          1) The cost to acquire or place in service a particular Common Fixed Asset, together with the cost of all leasehold or other improvements thereto,



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     would be allocated among and paid by each of the Affiliated Companies, including the Companies, based upon a fraction, the numerator of which is the five-year moving average of revenues for each Affiliated Corporation and the denominator of which is the aggregate of the five-year moving averages of revenues for all of the Affiliated Companies.

          2) In general, Common Fixed Asset related costs which are associated with clearly identifiable usage by a particular Affiliated Corporation would be billed to that Affiliated Corporation at a pre-determined fixed rate. The fixed rate would be based upon incremental out-of-pocket costs. The remaining costs for Common Fixed Assets (which arise both out of use that is common (or indistinguishable as to a particular Affiliated Corporation) as well as insufficient use to fully absorb all Common Fixed Asset costs) would be allocated among all Affiliated Companies based upon the formula described in subparagraph (1) above.

     4.   TERM AND TERMINATION.

     A. The term of this Agreement (the "Term") shall commence as of the Effective Date hereof and shall continue for an initial term expiring on December 31, 2008, which Term shall be automatically extended for an additional year as of December 31st of each year, commencing December 31, 1998, unless either party shall have previously notified the other in writing, on or before September 30th of any applicable year, that the Term of this Agreement shall not be further extended, it being the intent of the parties that this Agreement shall have a rolling "evergreen" term of not less than ten (10) years. To illustrate, if neither party has notified the other in writing before September 30, 1998 that the Term of this Agreement shall not be further extended, as of such date the Term of this Agreement shall continue until December 31, 2009. As used herein, "term of this Agreement" shall include all extensions. Upon the expiration of the final Term of this Agreement, all amounts owed or due and owing to Mentmore shall be paid in full by the Companies.

     B. Notwithstanding the terms of Section 4.A. above, Mentmore may terminate this Agreement upon ninety (90) days' prior written notice to the Companies.

     C. Notwithstanding the terms of Section 4.A. above, the Companies may terminate this Agreement "for cause" upon the occurrence of: (i) the commission of a felony, embezzlement, or any act of material dishonesty by any individual providing services to the Companies hereunder on behalf of Mentmore which causes material harm to the Companies, or (ii) a material failure of Mentmore to provide the services contemplated hereunder and the failure of Mentmore to cure the same within ninety (90) days following the date of receipt of written notice thereof setting forth in detail the nature of such failure.

     D. In the event of the termination of this Agreement by the Companies "for cause," Mentmore shall receive payment in full of all amounts due and payable hereunder



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through the effective date of such termination and during the period of any judicial appeal of such termination, and in no event shall the effective date of termination be earlier than the date of expiration of the ninety (90) day cure period specified in Section 4.C. above. In the event of any termination of this Agreement, amounts payable pursuant to Article 2 above shall be prorated based upon the ratio of the number of days during the fiscal year during which Mentmore shall be deemed hereunder to have provided such services to two hundred fifty (250). All such amounts shall be paid by the Companies to Mentmore in cash or its equivalent within a reasonable period of time, not to exceed thirty (30) days, following such termination.

     E. In the event of the termination of this Agreement, Mentmore will cooperate and assist the Companies in order to effectuate a smooth and orderly transition.

     5.   INDEPENDENT CONTRACTOR; INDEMNIFICATION.

     A. Mentmore shall provide management advisory services to the Companies hereunder only in the capacity as an independent contractor. Mentmore shall have sole responsibility for the payment of all income, social security, employment and related taxes with respect to amounts payable to Mentmore hereunder, and for the provision of all welfare, pension and other employee benefits to the employees of Mentmore.

     B. With regard to the services to be provided and performed by Mentmore pursuant to this Agreement, neither Mentmore nor its shareholders, directors, officers, employees, agents or representatives shall be liable to the Companies or any of its subsidiaries for any acts or omissions of Mentmore in the provision or performance of such services, other than acts or omissions resulting from the fraud, bad faith or gross negligence of Mentmore, its shareholders, directors, officers, employees, agents or representatives. The Companies shall hold harmless, defend and indemnify Mentmore, its shareholders, directors, officers, employees, agents, representatives, successors and assigns (the "Indemnified Parties") from and against any and all liabilities, costs, damages, expenses and attorneys' fees resulting from or attributable to any and all acts and omissions of the Indemnified Parties in providing or performing the services required under this Agreement, other than acts or omissions resulting from fraud, bad faith or gross negligence by any of the Indemnified Parties. To the extent that any such liabilities, costs, damages, expenses and attorneys' fees are compensated for by insurance purchased or arranged for by the Companies, neither Mentmore nor any of the other Indemnified Parties shall be required to reimburse the Companies on account thereof.

     6.   GENERAL PROVISIONS.

     A. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of New York without regard to its rules of conflicts of laws. The parties hereby consent to the jurisdiction of the State of New York courts over disputes involving this Agreement.



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     B. All notices, requests, demands and other communications to be given by the parties hereunder shall be in writing and shall be sent: (i) by United States registered or certified mail, return receipt requested, postage prepaid,
(ii) by a recognized overnight commercial courier service, (iii) transmitted by fax (confirmed by telephone), or (iv) delivered in person with a receipt requested therefor to the following addresses or such other addresses of which the other party hereto shall have been given notice pursuant to this Section 6.B.:

                                    (1)      If to the Companies:

                                             President
                                             Stellex Microwave, Inc.
                                             Sanford Research Park
                                             3333 Hillview Avenue
                                             Palo Alto, CA  94304-1223
                                             Fax:     650/813-2086

                                             with copies to:
                                             President
                                             Stellex Aerospace
                                             21550 Oxnard Street, Suite 570
                                             Woodland Hills, CA 91367
                                             Facsimile: 818/710-7807

                                             President
                                             Monitor Aerospace Corporation
                                             1000 New Horizons Boulevard
                                             Amityville, New York  11701
                                             Facsimile: 516/957-1114

                                    (2)      If to Mentmore:

                                             President
                                             Mentmore Holdings Corporation
                                             1430 Broadway, 13th Floor
                                             New York, New York 10018
                                             Facsimile:(212) 391-1393

All notices, requests, demands and other communications to be given by the parties hereunder shall be effective (a) upon receipt or refusal if delivered personally or by facsimile; (b) one (1) business day after depositing with such an overnight courier service or (c) two (2) business days after deposit in the mails, if mailed.

     C. This Agreement shall be binding upon, and shall inure to the benefit of, the Companies and Mentmore and their respective successors. The Companies shall not assign this Agreement or any rights, duties or obligations hereunder.



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     D. This Agreement contains the entire agreement and understandings by and between the Companies and Mentmore with respect to the provision of management advisory, consulting and other services, and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force and effect. No change, modification or waiver of the effect of (or of any breach or failure of) any term, condition or provision hereof shall be valid or binding unless the same is in writing and signed by the party against whom such change, modification or waiver is sought to be enforced; moreover, no valid waiver of the effect of (or of any breach or failure of) any term, condition or provision of this Agreement at any time shall be deemed to be a waiver of the effect of (or of any breach or failure of) any other term, condition or provision of this Agreement at such time or will be deemed a valid waiver of such term, condition or provision at any other time. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

     E. Headings of the Articles of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     F. This Agreement may be executed in one (1) or more counterparts, all of which together shall constitute one and the same instrument.

     G. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective for all purposes and in all respects as of the day and year first above written.

                                   STELLEX INDUSTRIES, INC.


                                   By:  /s/ William L. Remley
                                       -----------------------------------------
                                   Its:  President
                                       -----------------------------------------

                                   TSMD ACQUISITION CORP.


                                   By:  /s/ William L. Remley
                                       -----------------------------------------
                                   Its:  President
                                       -----------------------------------------


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                                   STELLEX MICROWAVE SYSTEMS, INC.


                                   By: /s/  Keith D. Gilbert
                                       -----------------------------------------
                                   Its:  CEO
                                       -----------------------------------------

                                   STELLEX AEROSPACE HOLDINGS, INC.


                                   By: /s/  William L. Remley
                                       -----------------------------------------
                                   Its:  President
                                       -----------------------------------------


                                   MONITOR AEROSPACE CORPORATION


                                   By: /s/  William L. Remley
                                       -----------------------------------------
                                   Its:  Vice Chairman of the Board
                                       -----------------------------------------

                                   MONITOR MARINE PRODUCTS, INC.


                                   By: /s/  William L. Remley
                                       -----------------------------------------
                                   Its:  Vice Chairman of the Board
                                       -----------------------------------------

                                   MONITOR AEROSPACE INTERNATIONAL CORP.


                                   By: /s/  William L. Remley
                                       -----------------------------------------
                                   Its:  Vice Chairman of the Board
                                       -----------------------------------------

                                   KII HOLDING CORP.


                                   By: /s/  William L. Remley
                                       -----------------------------------------
                                   Its:  Vice Chairman of the Board
                                       -----------------------------------------

                                   KII ACQUISITION CORP.


                                   By: /s/ William L. Remley
                                       -----------------------------------------
                                   Its:  Vice Chairman of the Board
                                       -----------------------------------------


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                                   STELLEX AEROSPACE


                                   By: /s/ Bradley C. Call
                                       -----------------------------------------
                                   Its:  President
                                       -----------------------------------------

                                   PARAGON PRECISION PRODUCTS

                                   By: /s/ Julius E. Hodge
                                       -----------------------------------------
                                   Its: CFO
                                       -----------------------------------------

                                   BANDY MACHINING INTERNATIONAL


                                   By: /s/ Julius E. Hodge
                                       -----------------------------------------
                                   Its: CFO
                                       -----------------------------------------


                                   SCANNING ELECTRON ANALYSIS LABORATORIES, INC.


                                   By: /s/ Julius E. Hodge
                                       -----------------------------------------
                                   Its: CFO
                                       -----------------------------------------

                                   GENERAL INSPECTION LABORATORIES, INC.


                                   By: /s/ Julius E. Hodge
                                       -----------------------------------------
                                   Its: CFO

                                       -----------------------------------------
                                   MENTMORE HOLDINGS CORPORATION


                                   By: /s/ William L. Remley
                                       -----------------------------------------
                                   Its:  President
                                       -----------------------------------------


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